Exhibit 10.12

AMENDMENT NO. 1
TO THE
PERRIGO COMPANY
2013 LONG-TERM INCENTIVE PLAN
WHEREAS, on November 18, 2013, the shareholders of Perrigo Company, a Michigan corporation (“Perrigo”), approved the Perrigo Company 2013 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Transaction Agreement dated as of July 28, 2013 among Perrigo, Elan Corporation, plc (“Elan”), Leopard Company (“Leopard”), Habsont Limited (“Habsont”) and Perrigo Company plc (formerly known as Perrigo Company Limited and, prior to that, known as Blisfont Limited) (“Perrigo plc”), (i) Perrigo plc acquired Elan pursuant to a scheme of arrangement under the Irish Companies Act of 1963, following which (ii) Leopard merged with and into Perrigo, with Perrigo as the surviving corporation in the merger (collectively, the “Transactions”), as a result of which Perrigo and Elan became wholly-owned subsidiaries of Perrigo plc;

WHEREAS, following the closing of the Transactions, Perrigo plc assumed sponsorship of the Plan; and

WHEREAS, Perrigo plc desires to amend the Plan to reflect the change in sponsorship of the Plan, to reflect that Perrigo plc shares of common stock instead of Perrigo shares of common stock shall be available for awards granted under the Plan, and to make certain other changes consistent with the foregoing.
NOW, THEREFORE, by virtue and in exercise of the amending authority reserved by the Plan sponsor pursuant to Section 15(a) of the Plan, the Plan is hereby amended effective January 27, 2014, as follows:
1.    Section 1 of the Plan is hereby amended to read as follows:
SECTION 1. HISTORY AND PURPOSE. Perrigo Company, a Michigan corporation, sponsored the Perrigo Company 2008 Long-Term Incentive Plan (the "2008 Plan") to encourage employees, directors and other persons providing significant services to Perrigo Company and its subsidiaries and/or Affiliates to acquire a proprietary interest in the growth and performance of Perrigo Company, to generate an increased incentive to contribute to its future success and prosperity, thus enhancing the value of Perrigo Company for the benefit of share owners, and to enhance the ability of Perrigo Company to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of Perrigo Company depends. Perrigo Company amended and restated the 2008 Plan and renamed the 2008 Plan the Perrigo Company 2013 Long-Term Incentive Plan (the "2013 Plan") which was approved by the Perrigo Company shareholders on November 18, 2013. Following the closing of the merger of Leopard Company with and into Perrigo Company effective December 18, 2013, pursuant to the transactions described in that certain Transaction Agreement dated as of July 28, 2013, Perrigo Company became a wholly-owned subsidiary of Perrigo Company plc, a public limited company headquartered in Ireland, and Perrigo Company plc assumed sponsorship of the 2013 Plan.
2.    Section 2(e) of the Plan (“Board”) is hereby amended by replacing the reference to “Perrigo Company” with “Perrigo Company plc”.

3.    Section 2(i) of the Plan (“Committee”) is hereby amended by replacing the reference to “Compensation Committee” with “Remuneration Committee”.
4.    Section 2(j) of the Plan (“Company”) is hereby amended by replacing the reference to “Perrigo Company” with “Perrigo Company plc”.
5.    Section 2(ii) of the Plan (“Shares”) is hereby amended is hereby amended by replacing the reference to “Perrigo Company” with “Perrigo Company plc”.
6.    The first sentence of Section 3(b) of the Plan (“Delegation of Authority to CEO”) is hereby amended to read as follows: “The Chief Executive Officer of the Company has the authority to grant Awards to Participants, other than Participants who are subject to Section 16 of the Exchange Act, and to determine the terms and conditions of such Awards, subject to the limitations of the Plan and such other limitations and guidelines as the Committee may deem appropriate.”
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IN WITNESS WHEREOF, Perrigo Company plc has caused this Amendment No. 1 to be executed by its duly authorized officer this 29th day of January, 2014.
PERRIGO COMPANY PLC

By:	/s/ Judy L. Brown

Its: Executive Vice President, Chief Financial Officer